Exhibit 3.2

SOUTH BOW CORPORATION

BY-LAW NUMBER 1

A By-law relating generally to

the transaction of the business

and affairs of

South Bow Corporation

BE IT ENACTED as a by-law of South Bow Corporation as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions. In this by-law and all other by-laws and ordinary and special resolutions of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Canada Business Corporations Act and any act that may be substituted therefor, and the regulations promulgated thereunder, as from time to time in effect;

(b)

“Applicable Securities Laws”: (i) means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada; and (ii) all applicable securities legislation in the United States, including, without limitation, the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(c)	“articles” means the articles of incorporation, amalgamation or arrangement, as applicable, of the Corporation, as from time to time amended or restated;

(d)	“board” means the board of directors of the Corporation;

(e)	“Corporation” means the corporation, “South Bow Corporation”; and

(f)	“meetings of shareholders” includes an annual or special meeting of shareholders or of any class or classes of shareholders.

1.2

Interpretation. Subject to paragraph 1.1 of this by-law, words and expressions defined in the Act have the same meanings when used herein; words importing the singular include the plural and vice versa; words importing any gender include any other gender; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

1.3	Subordination. This by-law and all other by-laws are subordinate to and should be read subject to the Act, the articles of the Corporation and any other applicable law.

ARTICLE 2

REGISTERED OFFICE

2.1	Registered Office. The registered office of the Corporation shall be at such place in the City of Calgary, in the Province of Alberta, as the board may from time to time determine.

2.2	Trade Name. The Corporation may carry on business as or identify itself by South Bow.

ARTICLE 3

DIRECTORS

3.1	Powers and Quorum. The board shall manage the business and affairs of the Corporation. A majority of the directors shall constitute a quorum.

3.2

Number of Directors. Subject to the Act, Applicable Securities Laws, applicable stock exchange requirements and any minimum and maximum number of directors specified in the articles, the number of directors to be elected at any meeting of shareholders shall be the number of directors then in office, or such other number as has been determined from time to time by resolution of the board of directors.

3.3

Election and Term. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed. At any annual meeting every retiring director shall, if qualified, be eligible for re-election.

3.4

Vacancies. Subject to the Act, where a vacancy occurs in the board, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term.

3.5	Advance Notice of Nominations of Directors.

(a)

Subject to the Act and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, called:

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

(ii)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or

(iii)	by any person (a “Nominating Shareholder”):

(A)

who, at the close of business on the date of the giving of the notice provided for below in this paragraph 3.5 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and

(B)	who complies with the notice procedures set forth below in this paragraph 3.5.

(b)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the corporate secretary of the Corporation at the principal executive offices of the Corporation in accordance with this paragraph 3.5.

(c)	To be timely, a Nominating Shareholder’s notice to the corporate secretary of the Corporation must be given:

(i)

in the case of an annual meeting of shareholders, not less than 30 days before the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the tenth day following the Notice Date;

(ii)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first public announcement of the date of the special meeting of shareholders was made; and

(iii)

in the case of an annual meeting of shareholders or a special meeting of shareholders called for the purpose of electing directors (whether or not called for other purposes) where notice-and-access is used for delivery of proxy related materials, not less than 40 days before the date of the annual meeting of shareholders or the special meeting of shareholders (but in any event, not prior to the Notice Date); provided, however, that in the event that the annual meeting of shareholders or special meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting or special meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the tenth day following the Notice Date for an annual meeting, and not later than the close of business on the fifteenth day following the Notice Date for a special meeting.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary of the Corporation must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(A)	the name, age, business address and residential address of the person;

(B)	the principal occupation or employment of the person, both present and within the five years preceding the notice;

(C)	whether the person is a resident Canadian within the meaning of the Act;

(D)

the class or series and number of shares in the capital of the Corporation which are owned beneficially or of record by the person or under the control or direction of the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(E)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(ii)

as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.

The Corporation may require any proposed nominee to furnish such other information as may be required by the Act, Applicable Securities Laws, or the rules of any stock exchange on which the Corporation’s shares are listed to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(e)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this paragraph 3.5; provided, however, that nothing in this paragraph 3.5 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(f)

For purposes of this paragraph 3.5, “public announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System for Electronic Data Analysis and Retrieval + at www.sedarplus.ca.

(g)

Notwithstanding any other provision of this by-law, notice given to the corporate secretary of the Corporation pursuant to this paragraph 3.5 may only be given by personal delivery or by email, and shall be deemed to have been given and made only at the time it is served by personal delivery (at the address of the principal executive offices of the Corporation) or email (at such email address as stipulated from time to time by the corporate secretary of the Corporation for purposes of this notice) to the corporate secretary; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(h)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this paragraph 3.5.

3.6	Meetings. Meetings of the board may be held at any place within or outside Canada. Meetings may be called by the chair, vice chair, the chief executive officer, the president or any two directors.

3.7

Meetings by Telephone or Electronic Facility. Subject to the requirements of the Act, any director may participate in a meeting of the board by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other during the meeting. Each director so participating shall be deemed to be present at such meeting and such meeting shall be deemed to be held at the place specified in the notice calling such meeting and, in the absence of any such specification, at the place where or from which the chair of the meeting shall have presided.

3.8

Resolution in Lieu of Meeting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors.

3.9

Notices. Notice of the time and place for holding a meeting shall be given to every director not less than 48 hours before the meeting is to be held; provided that notice shall not be required if the meeting is held immediately following an annual meeting of shareholders.

3.10

Voting. At all meetings of the board every matter shall be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

3.11

Remuneration of Directors. The directors shall be paid such remuneration for their services as the board may from time to time determine. The remuneration, if any, payable to a director who is also an officer or employee of the Corporation or who serves it in any professional capacity shall, unless the board otherwise directs, be in addition to such person’s salary as an officer or employee or to such person’s professional fees, as the case may be. The directors may also be paid their reasonable out-of-pocket expenses incurred in attending meetings of the directors, shareholders or committees of the board or otherwise in the performance of their duties.

ARTICLE 4

COMMITTEES

4.1

Executive or Planning Committee. The directors may appoint from among their number an executive or planning committee and delegate to the executive or planning committee any powers of the board, subject to any restrictions imposed from time to time by the board or by the Act. Meetings of the executive or planning committee may be held at any place within or outside Canada.

4.2

Audit Committee. The directors shall appoint from among their number an audit committee to be composed of not fewer than three directors, who shall not be officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall have the duties provided in the Act and may exercise such other duties and perform such other functions as may be determined by the board.

4.3	Other Committees. Subject to the Act, the directors may from time to time appoint such other committees with such duties as it may deem advisable.

4.4

Procedure. Subject to the Act and any restrictions imposed by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

ARTICLE 5

OFFICERS

5.1

Appointment. The board shall appoint a chief executive officer, a chief financial officer and a corporate secretary and shall elect or appoint a chair of the board who may serve in a non-executive capacity. The board may appoint a president, a vice chair, one or more executive, senior, assistant and/or other vice presidents, a treasurer and a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. No person may hold the office of chair or vice chair unless that person is a director. The same person may hold more than one office, provided that the chief financial officer shall not be the chief executive officer on a permanent basis.

5.2

Chief Executive Officer. The chief executive officer shall have the general supervision of the business and affairs of the Corporation, subject to the direction of the board. In addition, the chief executive officer shall have the power to appoint an assistant controller, an assistant treasurer, an assistant corporate secretary and such division or business unit presidents and/or division or business unit vice presidents and such other divisional or business unit officers as the chief executive officer considers appropriate. Any such division or business unit presidents and division or business unit vice presidents are not, and shall not be, unless otherwise designated by the board, officers of the Corporation.

5.3

Chief Financial Officer. The chief financial officer shall (a) be responsible for keeping proper accounting records in compliance with the Act; (b) be responsible for the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; and (c) have such other powers and duties as the board may specify.

5.4

Chief Operating Officer. The board may designate an officer as the chief operating officer. The chief operating officer shall have the general supervision of the operations of the Corporation, subject to the direction of the chief executive officer.

5.5

Chair. The chair shall preside at all meetings of the board and of shareholders and shall have such other powers and duties as the board may prescribe. If and whenever the chair is unable to act, the chair’s powers and duties shall devolve upon the vice chair, if appointed, or failing the vice chair, the chief executive officer.

5.6

Corporate Secretary. The corporate secretary shall attend and be the secretary of all meetings of the board and shareholders; shall give or cause to be given notices of such meetings; and shall be the custodian of the corporate seal and of the records and contracts, documents and other instruments of the Corporation except when some other person has been designated for that purpose by the board.

5.7

Other Powers and Duties. Every officer, except the chief executive officer and the chair, shall have such powers and duties as the board or the chief executive officer may prescribe in addition to the powers and duties provided by this by-law. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.8	Term of Office. Every officer appointed by the board shall hold office during the pleasure of the board.

ARTICLE 6

PROTECTION OF DIRECTORS AND OFFICERS

6.1

Limitation of Liability. No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or any employee or for any liability or expense sustained or incurred by the Corporation in the execution of the duties of such director’s office, provided that nothing herein contained shall relieve any director or officer of any liability in contravention of the Act or any other applicable statute.

6.2

Indemnity and Insurance. Subject to the limitations contained in the Act but without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a director or officer, a former director or officer, and may indemnify an individual who acts or acted at the Corporation’s request as a director or officer or in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if the individual:

(a)

acted honestly and in good faith with a view to the best interests of the Corporation, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of such persons referred to in this section as the board may from time to time determine.

ARTICLE 7

SHARES

7.1

Share Certificates. Share certificates shall be signed by the chair, the vice chair, the president or a vice president and by the corporate secretary or an assistant secretary and need not be under the corporate seal. Share certificates representing shares in respect of which a transfer agent has been appointed shall be countersigned manually by or on behalf of such transfer agent. The facsimile signature of such officers or, in the case of share certificates representing shares in respect of which a transfer agent has been appointed, of both of such officers, may be mechanically reproduced thereon. Share certificates so signed shall continue to be valid notwithstanding that one or both of the officers whose signature is mechanically reproduced thereon no longer holds office at the date of issue thereof.

7.2	Transfer Agent and Registrar. The board may appoint or remove a transfer agent or a registrar and one or more branch transfer agents or registrars for the shares of the Corporation.

ARTICLE 8

MEETING OF SHAREHOLDERS

8.1

Meetings. Meetings of shareholders shall be held at such place within or outside Canada as specified in the Corporation’s articles at such time and on such day as the board may determine. To the extent permitted by the Act, meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means and any such meeting shall be deemed to be held at the registered office of the Corporation.

8.2

Notice of Meetings and Documentation. Notice of the time and place of a meeting of shareholders shall be sent not less than 21 days and not more than 60 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation. Where there is more than one person registered as a shareholder in respect of any share or shares, such notice may be given to whichever of such persons is named first in the securities register of the Corporation and any notice so given shall be sufficient notice to all of them.

Notice

of shareholder meetings or any notices or documents intended for shareholders may be given by any means permitted under the articles or by-laws of the Corporation or any other applicable law. In the event that it is impossible or impracticable for any reason whatsoever to give notice as otherwise permitted under the laws governing the Corporation, notice may be given by advertisement published once in a newspaper in such cities or places as the directors may from time to time determine.

8.3

Record Date of Notice. The board may fix in advance a record date preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days for the determination of the shareholders entitled to notice of, and vote at, the meeting, provided that notice of any such record date is given not less than 7 days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

8.4

Quorum. Two persons present and each entitled to vote thereat and representing either in their own right or by proxy or as the duly authorized representative of a corporate shareholder 25 per cent of the issued shares of the Corporation carrying voting rights at such time shall constitute a quorum at any meeting of shareholders.

8.5

Proxies. A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the power conferred by the proxy. An instrument of proxy shall conform to the requirements of the Act and any requirements established by the board or shall be otherwise acceptable to the chair of the meeting at which the instrument of proxy is to be used. The decision of the chair of the meeting on any question regarding the validity or invalidity of any instruments of proxy and any questions as to the admission or rejection of a vote shall be conclusive and binding upon the shareholders. The chair of the meeting shall have the right to waive or extend any proxy deposit deadlines in his or her sole discretion.

8.6

Persons Entitled to be Present. The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and such others who, although not entitled to vote thereat, are entitled or required to attend under the Act, the articles, the by-laws or applicable laws. Any other person may be permitted to attend a meeting of shareholders by the chair of the meeting or with the consent of the meeting.

8.7

Voting. Subject to the Act, the articles and any other applicable law, every matter at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chair or demanded by any person entitled to vote. Upon a show of hands every person entitled to vote shall have one vote. After a vote by a show of hands has been taken the chair may still require or any person entitled to vote may still demand a ballot thereon. Whenever a vote by show of hands has been taken, unless a ballot is required or demanded, a declaration by the chair of the meeting that the vote upon the matter has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the result of the vote.

8.8

Electronic Voting. The board may determine that, in combination with other voting means, any vote of shareholders may also be held, in accordance with any regulations under the Act, by means of telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.9

Votes to Govern. Unless otherwise required by the Act, the articles or any other applicable law, every matter at a meeting of shareholders shall be decided by a majority of the votes cast on the matter. In case of an equality of votes, either upon a show of hands or upon a poll, the chair of the meeting of shareholders shall not be entitled to a second or casting vote.

8.10

Ballots. If a ballot is required by the chair of the meeting or demanded by any person entitled to vote, a ballot upon the matter shall be taken in such manner as the chair of the meeting shall direct.

8.11

Scrutineers. At any meeting of the shareholders, one or more persons, who may be shareholders, may be appointed to serve as scrutineers at the meeting either by a resolution of the meeting or by the chair.

8.12

Adjournment. The chair of any meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place. The reconvened meeting following the adjournment shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is no quorum present at the reconvened meeting following the adjournment, the original meeting shall be deemed to have terminated forthwith after its adjournment.

8.13

Inquiries. The board or the chair of any meeting of shareholders may, but need not, at any time (including prior to, at, or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as the board or the chair considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote. For greater certainty, the board or the chair may, but need not, at any time:

(a)	inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting; and

(b)	request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

Any	such inquiry or request by the board or the chair shall be responded to as soon as reasonably possible.

ARTICLE 9

NOTICES

9.1

Giving of Notice. Any notice or other document to be given or sent by the Corporation to a shareholder, director or officer or to the auditor of the Corporation or any other person may be given or sent by prepaid mail or by any electronic or other communication facility, or may be delivered personally to, the person to whom it is to be given or sent at the person’s latest address as shown in the records of the Corporation or its transfer agent or in any notice filed in accordance with the provisions of the Act. The board may establish, by resolution, procedures to give, deliver or send a notice or other document to the shareholders, directors, the auditor or other persons by any means permitted under the laws governing the Corporation or pursuant to the articles or by-laws of the Corporation. The accidental omission to give notice to any shareholder, director or officer or to the auditor or other persons or the non-receipt of any notice or any error in a notice not affecting the substance thereof shall not invalidate any action taken at any meeting called by such notice or otherwise founded thereon. Any notice with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect of such joint holding, be given the joint shareholders at any such address.

Subject to applicable laws, a notice or other document shall be deemed to have been given, delivered or sent:

(a)	when it is delivered personally or to the address recorded in the records or security register of the Corporation;

(b)	when it has been deposited in a post office or post office letter box; or

(c)	when it has been dispatched or delivered for dispatch by means of electronic or other communication facilities.

ARTICLE 10

DIVIDENDS AND OTHER RIGHTS

10.1	Dividends. Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

10.2

Record Date for Dividends and other Rights. For the purpose of determining the persons entitled to receive payment of any dividend or for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, the board may fix in advance a date preceding the date for the particular action by not more than 60 days for the determination of such persons. Notice of such date shall be given not less than 7 days prior to such date:

(a)

by advertisement in a newspaper distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded; and

(b)	by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

If no record date is so fixed, the record date for the determination of the shareholders entitled to receive payment of any dividend or for any other purpose except the right to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the board passes the resolution relating thereto.

ARTICLE 11

GENERAL

11.1	Financial Year. The financial year of the Corporation shall end on the 31st day of December unless and until changed by the board.

11.2	Corporate Seal. The corporate seal shall bear the name of the Corporation and may bear such insignia as may be approved from time to time by the board.

11.3

Execution of Instruments. Contracts, documents and other instruments requiring execution by the Corporation may be signed on behalf of the Corporation by such directors and officers of the Corporation as are authorized by the board from time to time. The board may, by resolution, establish certain protocols and authorities for the signing of contracts, documents and other instruments on behalf of the Corporation. In the absence of any specific board authority, the chief executive officer, as to any instruments pertaining solely to a division, business unit or sub-unit, may designate any divisional or business unit officers or employees to execute instruments, either solely, with another, or generally or specifically, on behalf of such division or business unit. Any signing officer may affix the corporate seal to any instrument requiring the same.

11.4

Banking. The bank accounts of the Corporation shall be kept with such banks or trust companies as the board may from time to time determine and the board may appoint the chief financial officer and treasurer to determine such banks or trust companies from time to time. The board may appoint any person or persons as authorized signatories on any such bank accounts as it may from time to time determine.

ARTICLE 12

DIVISIONS AND BUSINESS UNITS

12.1

Creation and Consolidation of Divisions and Business Units. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions or business units upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division or business unit to be further divided into sub-units and the business and operations of any such divisions, business units or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

12.2

Name of Division or Business Units. Any division, business unit or their sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation when signed in accordance with paragraph 11.3 as if it had been entered into or signed in the name of the Corporation.

ARTICLE 13

EFFECTIVE DATE AND REPEAL

13.1	Effective Date. This by-law shall come into force upon the date of the approval of the by-law by the board.

13.2

Repeal. The by-laws of the Corporation heretofore enacted are repealed. The repeal of such by-laws shall be without prejudice to any action taken or right acquired or obligation incurred thereunder. All directors, officers and other persons acting under any repealed by-law shall continue to act as if elected or appointed under the provisions of this by-law. All resolutions with continuing effect of the board, committees of the board and shareholders shall continue in effect except to the extent inconsistent with this by-law.

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The foregoing by-law was approved by the directors of the Corporation effective October 1, 2024 and was confirmed without variation by the shareholders of the Corporation effect October 1, 2024.

/s/ Lori M. Muratta
Lori M. Muratta
Senior Vice-President and General Counsel

/s/ Kevin B. Engel
Kevin B. Engel
Vice-President, Corporate Finance